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[AASTROM BIOSCIENCES INC LETTERHEAD]                               EXHIBIT 99.1
P.O. Box 376 - Ann Arbor, Michigan 48106 - Ph: 734-930-5555 - Fax: 734-665-0485
Located at: Domino's Farms, Lobby L

FOR IMMEDIATE RELEASE

CONTACTS:   Kris M. Maly or Becky Anderson            Kevin McGrath
            Investor Relations Department             Cameron Associates
            Aastrom Biosciences, Inc.                 Phone:  (212) 245-4577
            Phone:  (734) 930-5777

                 WARREN CHAUNCE BOGARD, JR., PH.D. APPOINTED TO
                     AASTROM BIOSCIENCES' BOARD OF DIRECTORS

ANN ARBOR, MICHIGAN, FEBRUARY 4, 2005 -- Aastrom Biosciences, Inc. (NasdaqSC:
ASTM) announced today that Warren Chaunce Bogard, Jr., Ph.D. has been appointed to the Company's Board of Directors. In his role as a member of the Board, Dr. Bogard will serve on the Aastrom Compensation and Governance & Nominating Committees. Dr. Bogard's appointment became effective February 2, 2005.

"Dr. Bogard brings Aastrom a wealth of experience in the development and commercialization of medical products," said R. Douglas Armstrong, Ph.D., Chief Executive Officer and Chairman of Aastrom. "He is a seasoned scientific and business executive with more than 20 years of accomplishments in biopharmaceutical and medical diagnostic management. His broad expertise will complement the talents of his fellow directors, and contribute greatly to Aastrom as it progresses in its transformation from a development company to a company actively engaged in the commercialization of its products."

Dr. Bogard is the founder and President of Bogard & Associates, a consulting firm dedicated to assisting emerging biotechnology and healthcare companies in general management, strategic planning, business development and new product marketing. Prior to this, for 6 years, he held several senior level positions in new product marketing at Merck & Co., Inc. in which he was responsible for developing and executing strategic plans for launching new classes of pharmaceutical products into the U.S. market. For over 15 years, Dr. Bogard held various technical and business management positions at Centocor, Inc., including Senior Vice President & General Manager of Centocor Diagnostics, where he also served as an officer of the Company. He has served as a member of the Board of Directors for Tektagen, Inc., a privately held contract services organization, and was also a member of the Board of Directors of The Pennsylvania Biotechnology Association. Dr. Bogard received a Bachelor of Science degree in Chemistry and a Ph.D. in Biochemistry from Purdue University.

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is developing treatments for the repair of damaged human tissues and other medical disorders, or the generation of normal human tissues, utilizing the Company's proprietary adult stem cell-based products. Aastrom's strategic position in the tissue regeneration and cell therapy sectors is enabled by its proprietary Tissue Repair Cells (TRCs), a mix of bone marrow stem and progenitor cells, and the AastromReplicell(R)
System, an industry-unique automated cell production platform used to produce cells for clinical use. Together TRCs and the AastromReplicell System provide a foundation that the Company is leveraging to produce multiple Prescription Cell Products (PCPs), several of which are now in the clinical stage in the U.S. and EU. TRCs are the core component of the PCPs Aastrom is developing for bone grafting, peripheral vascular disease, jaw bone reconstruction and spine fusion markets. The Company has also developed the AastromReplicell System for dendritic cell production for researchers and institutions developing vaccines to treat cancer and infectious diseases, under its Cell Production Products line.
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                                                           Aastrom-Bogard to BOD
                                                                February 4, 2005
                                                                          Page 2

For more information, visit Aastrom's website at www.aastrom.com.

This document contains forward-looking statements, including without limitation, statements regarding product development objectives, commercial introduction and expansion goals,and market development plans, which involve certain risks and uncertainties. The forward-looking statements are also identified through use of the words "intended," and other words of similar meaning. Actual results may differ significantly from the expectations contained in the forward-looking statements. Among the factors that may result in differences are the results obtained from clinical trial activities, regulatory approval requirements, and the availability of resources. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM-10K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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